Exhibit 107.1

Calculation of Filing Fee Table

FORM S-3

Registration Statement Under the Securities Act of 1933

(Form Type)

Century Aluminum Company

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate(3)	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 456(b) and 457(r)
	Equity	Preferred Stock	Rule 456(b) and 457(r)
	Equity	Depositary Shares	Rule 456(b) and 457(r)
		Subscription Rights	Rule 456(b) and 457(r)
	Debt	Debt Securities	Rule 456(b) and 457(r)
	Other	Guarantees of Debt Securities(4)	Rule 456(b) and 457(r)
	Other	Warrants(5)	Rule 456(b) and 457(r)
	Other	Stock Purchase Contracts	Rule 456(b) and 457(r)
	Other	Stock Purchase Units	Rule 456(b) and 457(r)
Fees Previously Paid		N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities		N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

		Total Offering Amounts				N/A		N/A
		Total Fees Previously Paid						N/A
		Total Fee Offsets						N/A
		Net Fee Due						N/A

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities or that are issued in units or represented by depositary shares.
(3)	In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees.
(4)	The debt securities may be guaranteed pursuant to guarantees by one or more subsidiaries of the Registrant. Pursuant to Rule 457(n), no separate fee for the guarantees is payable.
(5)	The warrants covered by this registration statement may be warrants for debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights.